Exhibit 23.2
                                                                  ------------

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3) of Touchstone Applied Science Associates, Inc. and to the incorporation by reference therein of our report dated November 30, 1998 with respect to the consolidated financial statements and notes thereto of Touchstone Applied Science Associates, Inc. included in its Annual Report (Form 10-KSB) for the fiscal year ended October 31, 1998 filed with the Securities and Exchange Commission.



                                   LAZAR, LEVINE & FELIX LLP




New York, New York
March 29, 1999